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N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS                ALBANY, NY 12231-0001

                                FILING REPORT
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ENTITY NAME: S.M.A. REAL TIME INC.

DOCUMENT TYPE: CERTIFICATE OF AMENDMENT (DOM. BUSINESS             COUNTY: NEWY
                     STOCK

SERVICE COMPANY: DELANEY CORPORATE SERVICES LTD.               SERVICE CODE: 30
================================================================================
FILED: 04/15/1999 DURATION: ********* CASH#: 990415000646 FILM #: 990415000620

ADDRESS FOR PROCESS
-------------------

REGISTERED AGENT
----------------

STOCK:    50000000  PV    .0001000    [LOGO]

================================================================================
FILER                FEES           105.00       PAYMENTS            105.00
-----                ----                                            ------
                     FILING          60.00       CASH                  0.00
CHARLES W. WEISS     TAX             10.00       CHECK                 0.00
84 WOOSTER STREET    CERT             0.00       CHARGE                0.00
SUITE 203            COPIES          10.00       DRAWDOWN              0.00
NEW YORK, NY 10012   HANDLING        25.00       BILLED              105.00
                                                 REFUND                0.00
                                                 ---------
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                                                               DOS-1025 (11/89)

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State of New York
                      ss:
Department of State

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

     Witness my hand and seal of the Department of State on

              [LOGO]

                      Special Deputy Secretary of State

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                                                                    EXHIBIT 3.3

                   CERTIFICATE OF AMENDMENT

                           OF THE

                 CERTIFICATE OF INCORPORATION

                             OF

                     S.M.A REAL TIME INC

       Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     (1) The name of the corporation is:

                     S.M.A. REAL TIME INC.

     (2) The certificate of incorporation was filed by the Department of State on the 26th day of May, 1993 and was amended by Certificate of Amendment filed by the Department of the State on the 19th day of October, 1998.

     (3) The certificate of incorporation is hereby amended to effect the following change(s):

     To increase the number of shares that the corporation is authorized to issue as set forth in the fifth paragraph.

     Currently the corporation is authorized to issue 1,000,000 shares at a par value of $.0001 of which 25,000 are issued and 975,000 are unissued. The issued shares are changed at the rate of 50 new shares for each one issued share. As a result there shall be 1,250,000 shares at $.0001 par value issued. The unissued shares are changed at the rate of 50 new shares for each one unissued share. As a result there shall be 48,750,000 shares at $.0001 par value unissued. In order to accomplish the foregoing, paragraph fifth shall be amended to read as follows:

    FIFTH: The aggregate number of shares which the corporation shall have the authority to issue is 50,000,000 at $.0001 par value.

     (4) The above amendment to the certificate or incorporation was authorized by vote of the board of directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, this certificate has been subscribed by the undersigned who affirm(s) that the statements made herein are true under penalties of perjury.

DATED: April 13, 1999

s/ Michael Morrissey                               /s David Satin
--------------------                               ------------------
Michael Morrisey, President                        David Satin, Secretary


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                   CERTIFICATE OF AMENDMENT

                           OF THE

                 CERTIFICATE OF INCORPORATION

                             OF

                     S.M.A REAL TIME INC

       Under Section 805 of the Business Corporation Law


FILER:
CHARLES W. WEISS
84 WOOSTER STREET-SUITE 203
NEW YORK, NEW YORK 10012

                               STATE OF NEW YORK
                              DEPARTMENT OF STATE
                               FILED APR 15, 1999